Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
          ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 28, 2006 (this “Agreement”), by and among XO Communications, Inc., a Delaware corporation (“Assignor”), and XO Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Assignor (“Assignee”).
W I T N E S S E T H:
          WHEREAS, Assignee, Assignor and Elk Associates, LLC, a Delaware limited liability company (“Buyer”), are parties to that certain Equity Purchase Agreement, dated as of November 4, 2005 (as amended from time to time, the “Purchase Agreement”), providing for the sale by Assignee to Buyer, and the purchase by Buyer from Assignee, of all of the issued and outstanding membership interests (the “Equity Interests”) of XO Communications, LLC, a Delaware limited liability company and wholly-owned subsidiary of Assignee (“XO LLC”);
          WHEREAS, pursuant to the Purchase Agreement, to facilitate the purchase and sale of the Equity Interests as contemplated thereby, Assignor, Assignee and XO LLC entered into that certain Agreement and Plan of Merger, dated as of February 28, 2006 (as amended from time to time, the “Merger Agreement”), pursuant to which Assignor will merge (the “Merger”) with and into XO LLC, with XO LLC as the entity surviving such Merger; and
          WHEREAS, pursuant to the Merger Agreement, and as a condition to the consummation of the Merger, Assignor and Assignee have agreed to enter into this Agreement, which provides for the assignment and transfer to Assignor, and the assumption and acceptance by Assignee, of the Assumed Liabilities and the Assumed Assets (as each such term is defined below) as provided herein;
          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, each intending to be legally bound, hereby agree as follows:
     1. Certain Definitions. In addition to the terms defined elsewhere herein, as used in this Agreement, the following terms shall have the respective meanings below:
          “Assumed Assets” shall mean any and all of Assignor’s right, title and interest in, to or under the assets and properties set forth on Schedule I attached hereto.
          “Assumed Liabilities” shall mean any and all liabilities and obligations of Assignor arising from and after the date hereof (i) pursuant to, in connection with, with respect to, under or as provided in the contracts, agreements and instruments set forth on Schedule II attached hereto and (ii) in connection with, relating to or with respect to the Assumed Assets.
          “Excluded Assets” shall mean any and all assets and properties of Assignor (other than the Assumed Assets) and any and all of Assignor’s right, title and interest therein.

          “Excluded Liabilities” shall mean any and all liabilities and obligations of Assignor (other than the Assumed Liabilities), which arose prior to or arise from and after the date hereof, whether by or pursuant to contract, applicable law or otherwise, including, without limitation, any such liabilities and obligations in connection with, with respect to, under or relating to any Excluded Assets.
     2. Assignment and Assumption of Assumed Liabilities. Assignor hereby forever assigns, conveys, transfers and sets over unto Assignee, its successors and assigns the Assumed Liabilities. Assignee hereby accepts such assignment and assumes and agrees to pay, perform and discharge when due, and to protect, indemnify, defend and hold Assignor harmless from and against, the Assumed Liabilities.
     3. No Assignment of Excluded Liabilities. Assignor shall retain and continue to be liable for, and shall protect, indemnify, defend and hold Assignee harmless from and against, any and all Excluded Liabilities and, for the avoidance of doubt, Assignee shall not assume (or be deemed to have assumed) or in any way be liable or responsible hereunder or otherwise for or with respect to any Excluded Liabilities.
     4. Assignment of Assumed Assets. Assignor hereby forever assigns, conveys, transfers, sets over and delivers unto Assignee, its successors and assigns the Assumed Assets. Assignee hereby accepts such assignment.
     5. No Assignment of Excluded Assets. Assignor shall retain any and all of its right, title and interest in, to and under any and all Excluded Assets and, for the avoidance of doubt, Assignor shall not assign (or be deemed to have assigned) hereunder or otherwise any of its right, title or interest in, to or under any Excluded Assets.
     6. Power of Attorney. Assignor hereby constitutes and appoints Assignee, its successors and assigns, as Assignor’s true and lawful attorney and attorneys, with full power of substitution, in Assignor’s name and stead, but on behalf and for the benefit of Assignee, its successors and assigns, to demand and receive any and all of the Assumed Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Assignor’s name, or otherwise, for the benefit of Assignee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Assignee, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Assumed Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Assumed Assets which Assignee, its successors and assigns shall deem desirable, and Assignor hereby declares, acknowledges and agrees that the foregoing power of attorney is coupled with an interest sufficient at law and in equity to support such power of attorney and is and shall be irrevocable by Assignor, whether by its dissolution or otherwise, for any reason whatsoever.
     7. Further Assurances. From time to time after the date hereof, Assignor shall, at Assignee’s request and without the payment of any additional consideration to Assignor, do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, any, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required to more effectively assign, convey, transfer, set over and deliver unto, and vest in, Assignee, and to put Assignee in possession of, any of the Assumed Assets.
     8. Subject to Agreement. Except as otherwise provided herein, nothing contained in this Agreement shall itself (i) change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Merger Agreement or the Purchase Agreement in any manner whatsoever, or (ii) create or establish liabilities or obligations not otherwise created or existing under or pursuant to the Merger Agreement and/or the Purchase Agreement. In the event of any conflict or other difference between the Merger Agreement or the Purchase Agreement, on the one hand, and this Agreement, on the other hand, the provisions of the Merger Agreement or the Purchase Agreement (as applicable) shall govern and control.
     9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws thereof.
     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
     11. Entire Agreement; Amendment. This Agreement, including the Schedules attached hereto, the Merger Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.
     12. Severability. In the event any provision hereof is determined by a court or other governmental authority of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by applicable law.
     13. No Third Party Beneficiaries. Neither anything contained in this Assignment nor the assumption by Assignee of the Assumed Liabilities is intended by the parties hereto to expand the rights and remedies of any third party against Assignee as compared to the rights and remedies which such third party would have had against Assignor had the parties hereto not consummated the transactions contemplated hereby.
     14. Survival; Successors. This Agreement and the covenants and agreements herein contained shall survive the consummation of the transactions contemplated by the Merger Agreement and Purchase Agreement and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the date first written above.

XO COMMUNICATIONS, INC.

By:	/s/ Carl J. Grivner

	Name:	Carl J. Grivner
	Title:	President and Chief Executive Officer

XO HOLDINGS, INC.

By:	/s/ William Garrahan

	Name:	William Garrahan
	Title:	Acting Chief Financial Officer and Senior Vice President